Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888

CHRISTOPHER G. TOWNSEND TO LEAD METLIFE’S ASIA REGION

NEW YORK, May 8, 2012 – MetLife, Inc. (NYSE: MET) announced today that Christopher Townsend, 43, will join the company as head of its Asia region, which consists of Japan, Korea, Australia, Hong Kong and China. Townsend will report to the CEO and become a member of the company’s executive management team. In 2011, MetLife’s Asia region generated $8.7 billion in premiums, fees & other revenues and more than $850 million in operating earnings.

“Chris will be an outstanding leader of our Asia region,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “He is a proven executive who knows how to drive profitable growth across multiple distribution channels.”

Townsend, who will be based in Hong Kong, joins MetLife from Chartis, a leading insurance organization serving more than 70 million clients around the world. He most recently served as chief executive officer of the company’s Asia-Pacific region with 4,700 employees in 15 countries.

Townsend previously was chief executive officer of Chartis–Australasia, with responsibility for the company’s businesses across Australia, New Zealand and the Pacific Islands. Earlier, he was the CEO for Hong Kong, head of mergers and acquisitions, and held a number of senior leadership roles in Hong Kong, Singapore, London and Sydney. He joined Chartis in the United Kingdom in 1991 and has spent more than half of his 21-year career in the company’s Asia-Pacific region. Townsend has agreed to join MetLife after a period of time during which he fulfills his existing obligations to Chartis.

In the fall of 2011, MetLife announced that it was organizing its business segments by three broad geographic regions – the Americas, EMEA (Europe/Middle East/Africa), and Asia – and a Global Employee Benefits business.

“With Chris joining MetLife, we will have experienced leaders in place in all three of MetLife’s geographic regions and our Global Employee Benefits business,” Kandarian said. “I am confident they will deliver strong results for our customers, employees and shareholders.”

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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